FIRST AMENDMENT TO THE
GLOBAL CUSTODY AGREEMENT

THIS FIRST AMENDMENT. dated as of the 1st day of May 2008, to the Custody Agreement, dated as of September 14, 2007, (the "Global Custody Agreement"), is entered into by and between PROSPECTOR FUNDS, INC., a Maryland corporation, (the “Company”) and U.S. BANK, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Global Custody Agreement; and

WHEREAS, the Company and the Custodian desire to amend the fees of the Global Custody Agreement; and

WHEREAS, Section 13.2 of the Global Custody Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit D of the Global Custody Agreement is hereby superseded and replaced with Exhibit D attached hereto.

Except to the extent amended hereby, the Global Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROSPECTOR FUNDS, INC.	U.S. BANK, N.A.

By: /s/ Peter N. Perugini, Jr.	By: /s/ Michael R. McVoy

Name: Peter N. Perugini, Jr.	Name: Michael R. McVoy

Title: Treasurer	Title: Vice President

Exhibit D to the Global Custody Agreement – Prospector Funds, Inc.

DOMESTIC CUSTODY SERVICES FEE SCHEDULE at May, 2008

Annual Fee Based Upon Market Value Per Fund*
____ basis point on average daily market value
Minimum annual fee per fund - $_____
Plus portfolio transaction fees

Portfolio Transaction Fees
$_____ per book entry DTC transaction
$_____ per principal paydown
$_____ per short sale
$_____ per US Bank repurchase agreement transaction
$_____ per option/future contract written, exercised or expired
$_____ per book entry Federal Reserve transaction
$_____ per mutual fund trade
$_____ per physical security transaction
$_____ per Cedel/Euroclear transaction
$_____ per disbursement (waived if U.S. Bancorp is Administrator)
$_____ per Fed Wire
$_____ per margin variation Fed wire
$_____ per segregated account per year

•  A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
•  No charge for the initial conversion free receipt.
•  Overdrafts – charged to the account at _____ interest rate plus _____.

Plus Out-Of-Pocket Expenses – Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, extraordinary expenses based upon complexity, and all other out-of-pocket expenses.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Exhibit D (continued) to the Global Custody Agreement – Prospector Funds, Inc.

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE at May, 2008

Chief Compliance Officer Support Services

U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
•  Business Line Functions Supported
•  Fund Administration and Compliance
•  Transfer Agent and Shareholder Services
•  Fund Accounting
•  Custody Services
•  Securities Lending Services
•  Distribution Services
•  Daily Resource to Fund CCO, Fund Board, Advisor
•  Provide USBFS/USB Critical Procedures & Compliance Controls
•  Daily and Periodic Reporting
•  Periodic CCO Conference Calls
•  Dissemination of Industry/Regulatory Information
•  Client & Business Line CCO Education & Training
•  Due Diligence Review of USBFS Service Facilities
•  Quarterly USBFS Certification
•  Board Meeting Presentation and Board Support
•  Testing, Documentation, Reporting

Annual Fee Schedule*
•  $_____ per service line per year

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Exhibit D (continued) to the Global Custody Agreement – Prospector Funds, Inc.
GLOBAL SUB-CUSTODIAL SERVICES- fee schedule at May, 2008
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	_____	$_____	Latvia	Equities/Bonds	_____	$_____
Australia	All	_____	$_____	Latvia	Gov't Bonds	_____	$_____
Austria	Equities/Bonds	_____	$_____	Lebanon	All	_____	$_____
Austria	Depo Receipt	_____	$_____	Lithuania	All	_____	$_____
Austria	non ATS ALL	_____	$_____	Luxembourg	All	_____	$_____
Bahrain	All	_____	$_____	Malaysia	All	_____	$_____
Bangladesh	All	_____	$_____	Mali	All	_____	$_____
Belgium	All	_____	$_____	Malta	All	_____	$_____
Benin	All	_____	$_____	Mauritius	All	_____	$_____
Bermuda	All	_____	$_____	Mexico	All	_____	$_____
Bolivia	All	_____	$_____	Morocco	All	_____	$_____
Botswana	All	_____	$_____	Namibia	All	_____	$_____
Brazil	All	_____	$_____	Netherlands	All	_____	$_____
Bulgaria	All	_____	$_____	New Zealand	All	_____	$_____
Burkina Faso	All	_____	$_____	Niger	All	_____	$_____
Canada	All	_____	$_____	Nigeria	All	_____	$_____
Cayman Islands	All	_____	$_____	Norway	All	_____	$_____
Channel Islands	All	_____	$_____	Oman	All	_____	$_____
Chile	All	_____	$_____	Pakistan	All	_____	$_____
China-Shanghai	All	_____	$_____	Palestinian	All	_____	$_____
China-Shenzhen	All	_____	$_____	Peru	All	_____	$_____
Columbia	All	_____	$_____	Philippines	All	_____	$_____
Costa Rica	All	_____	$_____	Poland	All	_____	$_____
Croatia	All	_____	$_____	Portugal	All	_____	$_____
Cyprus	All	_____	$_____	Qatar	All	_____	$_____
Czech Republic	All	_____	$_____	Romania	All	_____	$_____
Denmark	All	_____	$_____	Russia	Equities/Bonds	_____	$_____
EASDAQ	All	_____	$_____	Russia	MINFIN	_____	$_____
Ecuador	All	_____	$_____	Senegal	All	_____	$_____
Egypt	All	_____	$_____	Singapore	All	_____	$_____
Estonia	All	_____	$_____	Slovak Republic	All	_____	$_____
Euromarkets	All	_____	$_____	Slovenia	All	_____	$_____
Finland	All	_____	$_____	South Africa	All	_____	$_____
France	All	_____	$_____	South Korea	All	_____	$_____
Germany	All	_____	$_____	Spain	All	_____	$_____
Ghana	All	_____	$_____	Sri Lanka	All	_____	$_____
Greece	All	_____	$_____	Swaziland	All	_____	$_____
Guinea Bissau	All	_____	$_____	Sweden	All	_____	$_____
Hong Kong	All	_____	$_____	Switzerland	All	_____	$_____
Hungary	All	_____	$_____	Taiwan	All	_____	$_____
Iceland	All	_____	$_____	Thailand	All	_____	$_____
India	All	_____	$_____	Togo	All	_____	$_____
Indonesia	All	_____	$_____	Trinidad & Tobago	All	_____	$_____
Ireland	All	_____	$_____	Tunisia	All	_____	$_____
Israel	All	_____	$_____	Turkey	All	_____	$_____
Italy	All	_____	$_____	UAE	All	_____	$_____
Ivory Coast	All	_____	$_____	United Kingdom	All	_____	$_____
Jamaica	All	_____	$_____	Ukraine	All	_____	$_____
Japan	All	_____	$_____	Uruguay	All	_____	$_____
Jordan	All	_____	$_____	Venezuela	All	_____	$_____
Kazakhstan	Equities	_____	$_____	Vietnam	All	_____	$_____
Kazakhstan	Bonds	_____	$_____	Zambia	All	_____	$_____
Kenya	All	_____	$_____	Zimbabwe	All	_____	$_____

Base Fee
A $_____ per month per fund base charge will apply if the individual fund owns six or more foreign securities
*Any Non-Eurobond assets held in CEDEL and Euroclear will be charged at the local market price quote.
** All fees quoted are payable monthly